Exhibit 99.1

ELEVATE ANNOUNCES EXPANDED ELASTIC FUNDING CAPACITY

Sets stage for funding diversification

FORT WORTH, Texas – May 2, 2017 – Elevate Credit, Inc. (“Elevate”) announced today that Elastic SPV, which purchases loan participations in the Elastic line of credit product originated by Republic Bank & Trust Company (“Republic Bank”), increased its debt facility with Victory Park Capital from $150 million to $250 million. This is the first step in a two-step process to further increase and diversify the funding capacity for the Elastic line of credit product.

During the second quarter of 2017, an additional SPV will be created as another funding source for the Elastic line of credit product. This additional SPV for Elastic would provide additional funding, diversified funding sources and further lower the cost of funds.

“Based on strong consumer demand, the Elastic product doubled in size in 2016. This expanded debt facility supports the ongoing growth of the product,” said Ken Rees, CEO of Elevate. “In addition, this agreement allows for further diversification of funding and a lower cost of funds.”

The Elastic line of credit product is originated by Republic Bank, member FDIC. Elevate provides Republic Bank with marketing services related to the Elastic program, and Elevate licenses to Republic Bank the jointly developed website, technology and proprietary credit and fraud scoring models to originate and service Elastic customers.

FORWARD-LOOKING STATEMENTS AND COMPANY INFORMATION

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the Company’s expectations regarding the ongoing growth of Elastic; the intention to create an additional SPV as another funding source for the Elastic line of credit product; and the expectation that this additional SPV for Elastic would provide additional funding, diversified funding sources and further lower the cost of funds. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Prospectus related to the Company’s initial public offering of common stock filed pursuant to Rule 424(b) under the Securities Act of 1933, and in the Company’s current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

ABOUT ELEVATE

Elevate (NYSE: ELVT) has originated $4 billion in non-prime credit to more than 1.6 million non-prime consumers to date. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic and Sunny. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Communications

Sloan Bohlen

817-928-1646

investors@elevate.com

or

Media:

Vested

Ishviene Arora

917-765-8720

elevate@fullyvested.com

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